Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in (1) the Registration Statement (Form S-8 No. 33- 84700) pertaining to the registration of 300,000 shares (prior to giving effect to the two-for-one stock split) of Class A Common Stock in the Insignia Financial Group, Inc. 401-K Plan, (2) the Registration Statement (Form S-8 No. 33-82414) pertaining to the registration of an additional 1,000,000 shares (prior to giving effect to the two-for-one stock split) of Class A Common Stock under Insignia's 1992 Stock Incentive Plan, (3) the Registration Statement (Form S-8 No. 33- 79490) pertaining to the registration of 575,000 shares (prior to giving effect to the two-for-one stock split) of Class A Common Stock, (4)
the Registration Statement (Form S-8 No. 33-55278) pertaining to the registration of an additional 333,333 shares (prior to giving effect to the two-for- one stock split) of Class A Common Stock under Insignia's 1992 Stock Incentive Plan, (5) the Registration Statement (Form S-8 No. 333-07155) pertaining to the registration of options to purchase 1,482,879 shares of Class A Common Stock and the shares underlying such options pursuant to Insignia's Non-Qualified Stock Option Agreements, (6) the Registration Statement (Form S-8 No. 333-09449) pertaining to the registration of 400,000 shares of Class A Common Stock under Insignia's 1995 Non-Employee Director Stock Option Plan, (7) the Registration Statement (Form S-8 No. 333-10685) pertaining to the registration of an additional 2,000,000 shares of Class A Common Stock under Insignia's 1992 Stock Incentive Plan, (8) the Registration Statement (Form S-8 No. 333-17791) pertaining to the registration of 728,000 shares of Class A Common Stock and (9) the Registration Statement (Form S-3 Nos. 333-17595 and 333-17595- 01) and related prospectus of Insignia Financial Group, Inc. and Insignia Financing I for the registration of 2,990,000 Convertible Preferred Securities of Insignia Financing I, 7,941,338 of Class A Common Stock of Insignia Financial Group, Inc. and certain other securities (including shares of Class A Common Stock) of our report dated February 14, 1997 with respect to the consolidated financial statements of Insignia Financial Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.



                                       /s/ Ernst & Young LLP

Greenville, South Carolina
March 24, 1997